UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026
___________________________________
Blackstone Private Credit Fund
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	814-01358 (Commission File Number)	84-7071531 (I.R.S. Employer Identification No.)
345 Park Avenue New York, New York 10154
(Address of principal executive offices and zip code)
(212) 503-2100
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 - Regulation FD Disclosure.
Portfolio Commentary
Portfolio Update
(All data as of March 31, 2026, unless otherwise noted)
Blackstone Private Credit Fund (“BCRED” or “the Fund”) was designed to deliver consistent current income and long-term outperformance relative to public fixed income, across market cycles. Since inception, the Fund has generated a 9.4% annualized total return (Class I),1 outperforming leveraged loans by ~350bps.2 BCRED’s annualized distribution rate of 9.8%3 represents more than 200bps of yield premium to leveraged loans.2
The first quarter was marked by heightened volatility and uncertainty driven by geopolitical turbulence and AI disruption fears. Combined with consistent negative headlines surrounding private credit, this environment adversely impacted flows across the non-traded BDC market, including BCRED. Through the noise, the Fund saw decelerating yet solid gross inflows in the quarter of $1.9B. Repurchases increased to $3.2B. Including capital invested by Blackstone and its senior leaders, BCRED was able to meet all repurchase requests for the quarter, further aligning with BCRED’s shareholders.4
Against this quarter’s challenging market backdrop, which included widening credit spreads and declines in public fixed income indices, BCRED protected investor capital. The Fund outperformed leveraged loans by 52bps with a flat total return,1,2 reflecting unrealized marks on select private assets and broadly syndicated loans. The combination of high current income and low leverage allowed BCRED to absorb unrealized mark-to-market impacts while still delivering resilient overall performance. BXCI’s ~20-year history in its North America Direct Lending strategy spans multiple credit cycles and periods of high and low interest rates, with a track record of delivering a significant return premium to fixed income.2
Portfolio Quality
BCRED’s over $80B portfolio is constructed with a focus on quality, supported by disciplined underwriting and active portfolio management. The Fund is invested primarily in larger businesses in historically resilient sectors,5 with an average issuer LTM EBITDA of $274M,6 more than 2.5x the private credit market average.7 97% of debt investments are senior secured,8 underwritten at an average loan-to-value (“LTV”) of 41%.9 The portfolio has broad exposure across nearly 700 issuers and over 50 industries. It is also predominantly private, with 95% in private assets10 vs. 81% for non‑traded BDC peers.11 The average private debt position size is less than 30bps.
Underlying fundamentals remain healthy, with borrowers delivering average LTM EBITDA growth of 11%12 year-over-year and a ~40% improvement in interest coverage over the past two years, which now stands at 2.2x.13
While we do expect defaults across the industry to normalize from historically low levels, outsized defaults in credit markets typically coincide with recessionary conditions. Across Blackstone’s platform, however, we continue to see strong corporate earnings growth and economic resilience. We believe our robust valuation process allows us to proactively incorporate changes in portfolio company performance and market conditions. The portfolio carries a weighted average mark of 96.4,14 in line with the broadly syndicated loan market. Non‑accruals increased from 0.6% to 2.4% at cost,15 primarily driven by Medallia and Affordable Care (ACI Group Holdings), which are marked at 60.3 and 69.8, respectively. At fair value, non-accruals are 1.4%, which represents the current value of these investments and we believe more accurately reflects their go forward impact on the portfolio. The bottom 5% of the private debt portfolio has a weighted average mark of 69.6.16
As a senior lender, we aim to maintain strong contractual protections and influence in stressed situations, and are focused on preserving value through active engagement with borrowers. This may include operational or capital support or, when appropriate, assuming control. Where we take a greater ownership role, we leverage the breadth of Blackstone’s resources to support the business and protect shareholder value. Importantly, non‑accrual status does not necessarily translate into realized losses over time.
Payment-in-kind (PIK) income decreased from 7.8% to 7.0% during the quarter,17 with the vast majority structured at the time of underwriting.
Spotlight on Software
The software sector will have to adapt to AI, and there will be dispersion in outcomes, with mission-critical platforms likely to be more resilient. BCRED’s exposure has been intentionally focused on large, established market leaders in verticals we believe are more insulated from AI-related disruption.18 These investments have an average enterprise value exceeding $4.5B19,20 and were underwritten at an average LTV of 37%21 with ~$3B equity cushion per deal.22 When incorporating the sharp sell-off in software stocks, we estimate our loan portfolio remains ~2x covered by enterprise value.23

As one of the largest investors in AI-related infrastructure globally, Blackstone brings proprietary insights that inform both how we underwrite risk as well as how we help portfolio companies address and incorporate necessary innovation. While there will be disruption, we believe Blackstone is uniquely well-equipped across the firm to partner with management teams and sponsors to position our companies for an AI-enabled future.
Liquidity and Balance Sheet Strength
During the quarter, BCRED strengthened and further diversified its capital structure. The Fund significantly increased its available liquidity, reduced its overall cost of capital, and extended the duration of its liabilities, enhancing its ability to capitalize on new investment opportunities and run its business.
As of quarter end, BCRED’s liquidity sources are diversified and substantial, including more than $15B of available liquidity (cash and amount available to borrow),24 which incorporates ~$7B of new financings and debt commitments. The Fund also generated over $9B of natural liquidity through loan repayments in the LTM period and holds $4B of quoted investments.25
The Fund maintained a weighted average remaining duration on committed debt of approximately five years, exceeding the weighted average remaining duration of its assets. BCRED has continued to maintain the lowest all-in cost of debt among non-traded peers at 5.7%26 and holds the highest combined ratings and outlook from Moody’s (Baa2/ Stable) and S&P (BBB-/Positive) among non-traded peers.27 Leverage of 0.8x28 sits well below the 2.0x regulatory limit.
Manager Selection Matters
The ability to source opportunities and manage risk is not uniform across the market. BCRED benefits from the scale and resources of Blackstone, the world’s largest alternative asset manager.29 Across BXCI’s North America Direct Lending strategy, we have invested more than $164B over nearly two decades with less than 10bps of annualized realized losses.30 BCRED also benefits from Blackstone’s leading Private Wealth platform, with 345 professionals, offering a high level of service and engagement.
Risk oversight is supported by BXCI’s Office of the CIO, which includes over 120 professionals and leverages proprietary data across $536B of credit AUM31 and holdings across over 5,100 issuers.32 In more challenging environments, our restructuring team may actively engage with borrowers to protect capital and drive recoveries, drawing on Blackstone’s ~40 years of private equity experience.
Dislocation Creating Opportunity
We believe the current environment has created an attractive entry point in private credit, with wider spreads compared to the prior quarter and continued conservative leverage and strong lender protections. BCRED deployed over $4B of capital during the quarter into what we view are compelling opportunities at conservative LTVs. Repayment activity totaled $2.6B, increasing natural liquidity, accelerating the recognition of deal fees, and creating additional capacity for new originations. Notably, several assets previously marked in the high-80s to low-90s ultimately repaid at par this quarter,33 demonstrating how interim marks can differ meaningfully from ultimate outcomes.
Private credit continues to hold a compelling place in client portfolios. In fact, institutional investors, who represent ~80% of the asset class,34 continue to demonstrate conviction with increasing capital commitments. In the first quarter, BXCI reached the $10B hard cap on its latest opportunistic credit fund and saw one of its strongest ever quarterly institutional inflows.
Looking Ahead
We believe BCRED’s high current income, senior secured portfolio, strong balance sheet, and current marks position the Fund to continue to outperform public fixed income while absorbing potential defaults and protecting investor capital. Supported by the Fund’s substantial liquidity and Blackstone’s platform, BCRED is well-positioned to deploy into attractive opportunities emerging in today’s market.
We thank you for your continued trust and partnership, and we remain committed to delivering long-term results for our shareholders.

BCRED Supplemental Statistics

BCRED’s Summary Statistics		BCRED’s Portfolio Company Statistics
Earnings yield (Class I) [35]	8.8%	Average issuer LTM EBITDA [6]	$274M
Annualized distribution rate (Class I) [3]	9.8%	Implied average enterprise value [36]	$4B+
Assets		Average loan-to-value at the time of underwrite [9]	41%
Senior secured debt [8]	97%	Interest coverage ratio [13]	2.2x
Floating rate investments [8]	95%	EBITDA growth since closing [37]	18%
Private investments (Level 3) [10]	95%
Non-accruals (at cost) [15]	2.4%	BCRED’s Private Debt Investments in New Portfolio Companies Statistics (Q1’26) [38]
Non-accruals (at fair value) [15]	1.4%	First lien debt [39]	100%
Average mark [14]	96.4	Senior secured debt [39]	100%
Average mark of bottom 5% of private debt investments [16]	69.6	Average loan-to-value [40]	38%
Average mark of bottom 10% of private debt investments [41]	79.6	Weighted average yield [42]	8.4%
Liabilities		BXCI sole/lead lender [43]	80%
Debt-to-equity ratio [28]	0.78x
Floating rate liabilities [44]	89%
Liquidity
Cash + amount available to borrow [24]	$15B+

BXCI Supplemental Statistics

BXCI Value Creation Program Statistics (Q1’26) [45]		BXCI North America Direct Lending Strategy Statistics
Implied value creation [46]	$5B	Loss rate [30]	0.06%
Total cost reduction [47]	$431M	BXCI sole/lead lender [48]	~80%
Revenue generation [49]	$126M
BXCI portfolio companies introduced becoming active participants [50]	90%+

Note: All information as of March 31, 2026, unless otherwise indicated. Past performance does not predict future returns and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit & Insurance’s (“BXCI”) prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

End Notes
Note: Data is as of March 31, 2026, unless otherwise indicated. Reflects Blackstone Credit & Insurance’s (“BXCI”) views and beliefs as of the date of this material only, which is subject to change. Returns for periods greater than one year are annualized. Past performance does not predict future returns and there can be no assurance that BCRED will achieve results comparable to those of any BXCI’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities. See “Use of Leverage” in the Important Disclosure Information for more information.
BCRED’s peers or peer set (“private credit peers”) includes traded business development companies (“traded BDCs” or “traded peers”) and non-traded business development companies (“non-traded BDCs” or “non-traded peers”). Traded peers include BDCs which are externally-managed with total net assets in excess of $1 billion as of December 31, 2025 (excluding Blackstone Secured Lending Fund (BXSL), which is managed by the same investment adviser as BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), Bain Capital Specialty Finance, Inc. (BCSF), Barings BDC, Inc. (BBDC), Blue Owl Capital Corporation (OBDC), Blue Owl Technology Finance Corp. (OTF), Carlyle Secured Lending (CGBD), FS KKR Capital Corp. (FSK), Goldman Sachs BDC, Inc. (GSBD), Golub Capital BDC, Inc. (GBDC), Kayne Anderson BDC, Inc. (KBDC), MidCap Financial Investment Corporation (MFIC), Morgan Stanley Direct Lending Fund (MSDL), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corporation (OCSL), PennantPark Floating Rate Capital (PFLT), Prospect Capital Corporation (PSEC), and Sixth Street Specialty Lending, Inc. (TSLX). Non-traded peers include BDCs which are externally-managed, had effective registration statements as of 2025 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused, and had net asset values in excess of $4 billion as of December 31, 2025: Apollo Debt Solutions BDC (ADS), Ares Strategic Income Fund (ASIF), Blue Owl Credit Income Corp. (OCIC), Goldman Sachs Private Credit Corp (GSCRED), Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND), and Oaktree Strategic Credit Fund (OSCF).
1.Inception date for Class I and Class S shares: January 7, 2021. Inception date for Class D shares: May 1, 2021. Total Net Return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception-to-date (“ITD”) total return for Class S (no/with upfront placement fee): 8.5%/7.7%. ITD total return for Class D (no/with upfront placement fee): 8.7%/8.4%. Quarter-to-date (“QTD”) total return for Class S (no/with upfront placement fee): -0.2%/-3.7%. QTD total return for Class D (no/with upfront placement fee): -0.1%/-1.6%. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S and Class D listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class S and Class D listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.
2.Source: Morningstar, BXCI as of March 31, 2026. “Leveraged Loans” is represented by Morningstar LSTA US Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index.
3.Annualized Distribution Rate reflects March’s distribution annualized and divided by last reported NAV from February. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than net investment income. See BCRED’s prospectus. Please visit the Shareholders page on BCRED’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of March 31, 2026, 100% of inception to date distributions were funded from net investment income or realized short-term capital gains, rather than a return of capital. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by Blackstone Credit BDC Advisors LLC (the “Sub-Adviser”) or its affiliates, that may be subject to reimbursement to the Sub-Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Rate for other share classes are as follows: 9.0% for Class S and 9.6% for Class D.
4.Investments were made into an existing BCRED feeder fund, on the same terms as all other investors, which offset the repurchase amount requested from the feeder fund.
5.Over 85% of BCRED’s portfolio is invested in lower default rate sectors as a percentage of the fair value of BCRED’s investment portfolio excluding investments in joint ventures. Analysis based on the average annualized US leveraged loan default rates by industry from 2007 to December 2025, as published by Fitch. “Lower-default rate sectors” are defined as those which have an average annual default rate below 2%. GICS industry classifications utilized in BCRED reporting are re-mapped by BXCI to Fitch industry classifications for comparison purposes.
6.As of March 31, 2026. Average last-twelve-month (“LTM”) LTM EBITDA includes all debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding twelve-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. As of March 31, 2026, the breakdown of BCRED’s portfolio company LTM EBITDA within the above defined debt portfolio is as follows: 5% less than $50 million, 21% between $50 to $100 million and 74% greater than $100 million based on fair market value. As of March 31, 2026, LTM EBITDA margin for these debt investments is 30%. EBITDA margin is the ratio of EBITDA-to-revenue.
7.Private credit market exhibited average LTM EBITDA of $101 million, based on issuer companies of loans in the Lincoln International Private Market Database as of December 31, 2025, which is latest available data. The “Lincoln International Private Market Database,” compiled by the Lincoln Valuations & Opinions Group (“VOG”), is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2025 Lincoln Partners Advisors LLC. All rights reserved. Used with permission. Third-party use is at user’s own risk.
8.As a percentage of BCRED’s investment portfolio excluding equity investments in unconsolidated joint ventures. Floating rate investments exclude investments on non-accrual.
9.At the time of underwrite for each investment in BCRED’s debt portfolio. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable debt investments. Includes all debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Loan-to-value at underwrite is calculated as the net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company at the time of underwrite.
10.As of March 31, 2026. Private investments represent Level 3 investments in the investment portfolio which may be quoted or non-quoted but for which inputs to the valuation methodology are unobservable and significant to overall fair value measurement, divided by total investments excluding investment in joint ventures. BCRED’s average private debt position size is approximately 25bps as of March 31, 2026. Reflects average size of investments in private debt portfolio companies divided by total private debt investments, based on fair market value. The average size of investments in private debt portfolio companies as of March 31, 2026 is $185 million, based on fair market value.
11.As of December 31, 2025. Represents Level 3 investments.

12.Represents LTM EBITDA Growth year-over-year where data is available and relevant. Includes all debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from portfolio company financial statements that are continuously received and may be updated; accordingly, growth figures may be based on prior period EBITDA amounts that were not available or, in the case of recently funded deals, not applicable in the prior period. Third-party figures (and corresponding BCRED amounts) have not been independently verified by BCRED and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A). BCRED’s software portfolio (as classified under the GICS Industry level) has exhibited low double-digit growth which outpaced the broader portfolio.
13.Interest coverage ratio (“ICR”) is estimated as the ratio of average LTM EBITDA, to cash interest paid over the last 12 months for each respective portfolio company. Includes all debt investments (excluding ARR loans) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. As of March 31, 2026, approximately 7% of the above defined debt investments (including ARR loans) and approximately 6% of the above defined debt investments (excluding ARR loans) have less than 1.0x interest coverage ratio. Q1’24 reflects a more normalized environment and accurate depiction of portfolio companies’ ICRs following volatility and peak rates in 2023.
14.Average mark based on BCRED's debt investment portfolio (excluding equity investments and investments in joint ventures).
15.As of March 31, 2026, as assessed through the date of this letter. Calculated as the amortized cost or fair value of loans on non-accrual divided by total amortized cost or fair value of the BCRED investment portfolio excluding investments in joint ventures. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
16.As of March 31, 2026, the bottom 5% of BCRED’s private debt investments (defined as those debt investments classified as Level 3 marked the lowest relative to par aggregating to 5% of the total cost of Level 3 debt investments, excluding structured finance obligations) were approximately 97% first‑lien debt, and 100% senior secured debt at underwrite, with a 36% weighted average loan‑to‑value at underwrite and have a weighted‑average mark of 69.6.
17.Payment-in-kind (“PIK”) income as a percentage of total investment income is calculated as PIK income derived from interest and dividends divided by total investment income.
18.Verticals were assigned to AI risk categories based on a qualitative application of BXCI’s AI risk scorecard, in conjunction with an assessment of the AI risk profiles of companies within each vertical. The scorecard evaluates potential risks to end markets, business models, and company moats. These categorizations reflect the views of Blackstone Credit & Insurance. AI risk categories reflect current views of Blackstone Credit & Insurance, based on a qualitative application of BXCI’s AI risk scorecard, in conjunction with an assessment of the AI risk profiles of companies within each vertical. The scorecard evaluates potential risks to end markets, business models, and company moats. AI risk categories of investments within BCRED's software portfolio (as classified under the GICS Industry level) as a percentage of the total fair market value of all investments, are as follows: 16% (Low AI Impact/ Tailwinds), 6% (Drive AI Impact), <5% (AI Headwinds).

19.As of March 31, 2026. Average last-twelve-month (“LTM”) LTM EBITDA was over $350M and includes all debt investments within BCRED's software portfolio (as classified under the GICS Industry level) for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
20.Based on the enterprise value at close for each applicable investment. Includes all debt investments within BCRED's software portfolio (as classified under the GICS Industry level) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Average enterprise value is weighted based on the fair value of total applicable investments as of March 31, 2026. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BCRED or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. Databricks reflects BCRED’s largest software issuer based on enterprise value as of March 31, 2026.
21.Average loan-to-value represents the net ratio of loan-to-value for each portfolio company in BCRED’s software portfolio (as classified under the GICS Industry level) weighted based on the fair value of total applicable investments as of March 31, 2026. Includes all debt investments within BCRED's software portfolio for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Loan-to-value is calculated as the total net debt through each respective loan divided by the estimated enterprise value of the portfolio company at time of underwrite. Amounts have not been independently verified by BCRED and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
22.Based on the subordinated capital at close for each applicable investment. Includes all debt investments within BCRED's software portfolio (as classified under the GICS Industry level) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Average subordinated capital is weighted based on the fair value of total applicable investments as of March 31, 2026.
23.Interest coverage ratio (“ICR”) is estimated as the ratio of average LTM EBITDA, to cash interest paid over the last 12 months for each applicable portfolio company. Includes all debt investments within BCRED's Software portfolio (as classified under the GICS Industry level) (excluding ARR loans) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. Average mark based on debt investments within BCRED’s software portfolio (as classified under the GICS Industry level) for all applicable categorizations. EBITDA growth since closing includes all applicable debt investments in BCRED’s software portfolio (as classified under the GICS Industry level) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Amounts derived from the most recently available portfolio company financial statements have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. ICR based on debt investments within BCRED's Software sector (as classified under the GICS Industry level) is 2.2x.
24.As of March 31, 2026. Available liquidity is composed of cash and cash equivalents, excluding restricted cash, plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base.
25.As of March 31, 2026. “Quoted” investments are defined as Level 1 and 2 investments as a percentage of the total portfolio fair value divided by total investments at fair value excluding equity investments in unconsolidated joint ventures. For information on Level 1, 2, and 3 investments, please refer to section “Valuation of Investments” in BCRED’s prospectus.

26.For the quarter ended March 31, 2026. BCRED’s weighted average all-in cost of capital is based on annualized all-in cost of debt incurred in Q1’26 (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of hedge accounting) divided by weighted average principal of debt outstanding during the same period. Peers reflects the average annualized Q4’25 all-in cost of debt for the three months ended December 31, 2025 weighted by total NAV. All-in cost of debt calculated as interest expense divided by average debt principal outstanding for the three months ended December 31, 2025.
27.As of March 31, 2026, BCRED has an investment grade credit rating of BBB (high) / stable outlook from DBRS Morningstar, provided on December 1, 2023, and an investment grade of Baa2 / stable from Moody’s, provided on September 23, 2024, and an investment grade credit rating of BBB- / positive from S&P, provided on December 4, 2024. The underlying private credit loans within BCRED are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to DBRS/Morningstar, Moody’s and S&P for its evaluation of BCRED. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.
28.As of March 31, 2026. Debt-to-equity ratio represents the ratio of total principal of outstanding debt to net assets.
29.Based on Blackstone analysis of company earnings presentations and calls, as of March 31, 2026 or latest publicly available data.
30.Represents BXCI’s average annualized loss rate for its North America Direct Lending strategy from 2006 through March 31, 2026. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by BXCI for the Sub Advised Investments did, in certain cases, experience defaults and losses after BXCI was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance does not predict future returns, and there can be no assurance that BXCI will achieve comparable results or that any entity or account managed by or advised by BXCI will be able to implement its investment strategy or achieve its investment objectives.
31.AUM is a combined figure inclusive of Blackstone Credit & Insurance “BXCI” and Real Estate Debt businesses.
32.Reflects issuers and sponsors across all asset types within Private Corporate Credit, Liquid Corporate Credit, and Infrastructure & Asset Based Credit.
33.BCRED’s top three largest fully realized repayments during Q1’26 were Clario (eResearchTechnology, Inc.), which repaid $986M with 10.7% IRR, Alliance Ground (AGI-CFI Holdings, Inc.), which repaid $395M with 10.7% IRR and SelectQuote Inc, which repaid $123M with 12.3% IRR.
34.Allocations to private credit by investor type in 2024, published in “Financing the Economy 2025” by Alternative Credit Council on December 9, 2025.
35.Earnings Yield represents Net Investment Income Return On Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income per share earned by the portfolio of assets for the three months ended March 31, 2026, divided by beginning of period net asset value per share. Net Investment Income Return On Equity for other share classes is as follows: 7.9% for Class S and 8.5% for Class D.
36.Based on the latest available net leverage, LTV, LTM EBITDA, and LTM Revenue data for each applicable investment as of March 31, 2026. Includes all debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Average implied enterprise value is weighted by fair value as of March 31, 2026. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.

37.Includes all debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Amounts derived from the most recently available portfolio company financial statements have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. As of March 31, 2026, portfolio company LTM EBITDA has increased 18% on average across all vintages since the closing of each respective loan excluding those portfolio companies for which updated financial statements are not available subsequent to closing and exhibited a 2.2x LTM ICR (excluding ARR loans). As of March 31, 2026, portfolio companies closed in 2021 have exhibited LTM EBITDA growth of 15% since closing while portfolio companies closed post-2021 have exhibited LTM EBITDA growth of 18% since closing.
38.Total amount deployed in private debt investments in new portfolio companies funded from January 1, 2026 to March 31, 2026 (excluding add-ons and incremental loans to existing portfolio companies, drawdowns on delayed draw term loans and revolvers committed in prior periods, and structured finance obligations) represents $1.2 billion. United Utility reflects BCRED’s largest deployment into a new portfolio company during Q1’26. SAFEbuilt reflects BCRED’s largest sole led deployment by BXCI into a new portfolio company during Q1’26.
39.As a percentage of BCRED’s private debt investments in new portfolio companies funded from January 1, 2026 to March 31, 2026 (excluding add-ons and incremental loans to existing portfolio companies, and structured finance obligations) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Private debt investments in new portfolio companies reflected approximately 28% of BCRED’s deployment during the quarter.
40.Average loan-to-value represents the net ratio of loan-to value for each portfolio company, weighted based on the fair value of total applicable private debt investments in new portfolio companies. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments in new portfolio companies funded from January 1, 2026 to March 31, 2026 (excluding add-ons and incremental loans to existing portfolio companies, and structured finance obligations) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
41.As of March 31, 2026, the bottom 10% of BCRED’s private debt investments (defined as those debt investments classified as Level 3 marked the lowest relative to par aggregating to 10% of the total cost of Level 3 debt investments, excluding structured finance obligations) have a weighted‑average mark of 79.6.
42.During January 1, 2026 to March 31, 2026, private debt investments in new portfolio companies (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) were underwritten with a yield of 8.4% (on average, in Q1’26, this yield was comprised of 3.6% base rate/floor and 4.9% spread and origination fees). Yield reflects average spread and origination fees or original issue discount (“OID”) (for the purposes of this illustrative example, OID is estimated to be accreted over three years based on the expected hold period). If OID was accreted to maturity, yield on new investments in Q1’26 was 8.3%. The yield for all private deals completed during Q1’26 (including existing portfolio companies but excluding drawdowns on delayed draw term loans and revolvers committed in prior periods) was 8.4% (yield to maturity of 8.3%). For illustrative purposes only. The yields stated may not be representative of any specific investment.
43.Includes all private debt investments in new portfolio companies funded from January 1, 2026 to March 31, 2026 (excluding add-ons and incremental loans to existing portfolio companies, drawdowns on delayed draw term loans and revolvers committed in prior periods, and structured finance obligations). BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a "Lead Arranger" designation.
44.Calculated as a percentage of floating rate leverage to total drawn debt amounts. Certain notes issued by BCRED are classified for the purposes of this disclosure as floating rate as a result of BCRED entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.
45.As of March 31, 2026. Numbers presented are calculated since inception of the Value Creation Program in 2016. Figures presented are based on data reported by portfolio companies and assets and not from financial statements of portfolio companies. While the data reported by portfolio companies and assets is believed to be reliable for purposes used herein, it is subject to change, and Blackstone has not fully verified, and does not assume responsibility for, the accuracy or completeness of this information.

46.As of March 31, 2026. Represents the sum of (a) estimated identified annualized cost reduction opportunities (see Total Cost Reduction footnote for additional details) multiplied by the Lincoln Observed New Third-Party M&A Buyouts Transaction Multiple, averaged over past 5 years and (b) annualized revenue from introductions across Blackstone portfolio companies multiplied by EBITDA margin and multiple at the time of investment of the portfolio company. Estimates assume revenue enhancements and costs savings directly improve enterprise value or EBITDA margins and that such revenue gains or cost savings will endure for the period of time implied by multiples.
47.As of March 31, 2026. Represents estimated identified annualized cost reduction at the time of the cost savings proposal. This figure represents the sum of estimated annualized cost reduction opportunities identified by the portfolio companies and has not been verified by Blackstone. Estimated cost savings are inherently unpredictable, portfolio companies may not be contractually obligated to implement savings opportunities, and Blackstone has not verified that such savings opportunities have been implemented. Estimated cost reduction opportunities include opportunities for portfolio companies that are no longer an active Blackstone portfolio company. Estimated cost savings have not been reduced by potential re-allocation of savings to other expenditures.
48.Represents BXCI's North America Direct Lending track record deals. BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a "Lead Arranger" designation. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower's assets and/or equity), transactions in companies that were originated or anchored by certain BXCI managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and BXCI sub-advised BDCs, as well as certain other BXCI managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of BXCI, which may be sold to BXCI managed funds or accounts in the future (the "North America Direct Lending track record"). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by BXCI on a nondiscretionary basis until April 9, 2018 (the "Sub-Advised Investments"). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to BXCI's initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants‑ or securities issued upon restructuring) transactions, among others and (ii) transactions where BXCI's invested capital (net of transactions fees) was under $25 million.
49.As of March 31, 2026. Revenue generated represents the sum of annualized contract values where the contract/relationship between Blackstone portfolio companies was facilitated by the Value Creation team. There is no guarantee that portfolio companies in fact will realize all revenue enhancement opportunities. Revenue estimates are inherently unpredictable and macroeconomic factors, counterparty performance, and other factors beyond Blackstone's control may cause actual results to vary materially from the estimates.
50.As of March 31, 2026. This number represents the amount of introductions across existing BXCI portfolio companies and is not limited to introductions made to BCRED portfolio companies, which may have a lower participation rate or be significantly lower. “Active Participants” means (i) a company that has an ongoing project and/or (ii) a company that has completed a project but may not currently have a project in effect. All BXCI portfolio companies for which BXCI originates loans are eligible to receive services from the Value Creation Program. The Value Creation team generally proactively contacts sponsors and portfolio companies if the company satisfies certain objective criteria established by the Value Creation team. When BXCI exits the position, the portfolio company is no longer eligible to receive services from the Value Creation Program.

Important Disclosure Information
The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.
The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.
Awards, Honors, or Other Rankings. Any awards, honors, or other references or rankings referred to herein with respect to Blackstone and/or any investment professional are provided solely for informational purposes and are not intended to be, nor should they be construed as or relied upon as, any indication of future performance or other future activity. Any such awards, honors, or other references or rankings may have been based on subjective criteria and may have been based on a limited universe of participants, and there are other awards, honors, or other references.

Case Studies. The selected investment examples, case studies and/or transaction summaries presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by the Fund in employing the Fund’s investment strategies. It should not be assumed that the Fund will make equally successful or comparable investments in the future. Moreover, the actual investments to be made by a Fund or any other future fund will be made under different market conditions from those investments presented or referenced in this Current Report on Form 8-K and may differ substantially from the investments presented herein as a result of various factors. Prospective investors should also note that the selected investment examples, case studies and/or transaction summaries presented or referred to herein have involved Blackstone professionals who will be involved with the management and operations of the Fund as well as other Blackstone personnel who will not be involved in the management and operations of the Fund. Certain investment examples described herein may be owned by investment vehicles managed by Blackstone and by certain other third-party equity partners, and in connection therewith Blackstone may own less than a majority of the equity securities of such investment. Further investment details are available upon request.

Opinions. Opinions expressed reflect the current opinions of Blackstone as of the date appearing in this Current Report on Form 8-K only and are based on Blackstone’s opinions of the current market environment, which is subject to change. Certain information contained in this Current Report on Form 8-K discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Recent Market Events Risk. Local, regional, or global events such as war (e.g., Russia/Ukraine), acts of terrorism, public health issues like pandemics or epidemics (e.g., COVID-19), recessions, or other economic, political and global macro factors and events could lead to a substantial economic downturn or recession in the U.S. and global economies and have a significant impact on the Fund and its investments. The recovery from such downturns is uncertain and may last for an extended period of time or result in significant volatility, and many of the risks discussed herein associated with an investment in the Fund may be increased.

The North America Direct Lending Track Record. Represents U.S. and Canada first lien and unitranche debt or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower's assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a nondiscretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance's initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance's invested capital (net of transactions fees) was under $25 million.

Third-Party Information. Certain information contained in this Current Report on Form 8-K has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliate takes any responsibility for, and has not independently verified, any such information.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

Use of Leverage. BCRED intends to borrow money. If returns on such investment exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BCRED performance will be depressed. This includes the potential for BCRED to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BCRED’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the Investments. This leverage may also subject BCRED and its investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.

Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Certain information contained in this communication constitutes “forward looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “could,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends including, without limitation, the potential impact of tariffs, and statements regarding identified but not-yet closed investments. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Index Definitions
Morningstar LSTA US Leveraged Loan Index is a market value weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments.
Bloomberg US Corporate High Yield Index measures the USD denominated, high yield, fixed-rate corporate bond market. Securities are classified as high yield if the middle rating of Moody’s, Fitch and S&P is Ba1/BB+/BB+ or below.
Bloomberg US Aggregate Bond Index represents securities that are SEC-registered, taxable, and dollar denominated. The index covers the US investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.
Index Comparison. The volatility and risk profile of the indices presented in this document is likely to be materially different from that of BCRED. In addition, the indices employ different investment guidelines and criteria than BCRED and do not employ leverage; as a result, the holdings in BCRED and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses and it may not be possible to invest in the indices. A summary of the investment guidelines for the indices presented is available upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date:	April 29, 2026	By:	/s/ Lucie Enns
		Name:	Lucie Enns
		Title:	Chief Legal Officer and Secretary